Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Contingent Income Auto-Callable Securities Based on the worst performing index between the Dow Jones Industrial AverageTM Index, the Russell 2000® Index and the S&P 500® Index due July 22, 2020	$5,802,600.00	$674.26

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

July 2015 PRICING SUPPLEMENT (To Prospectus dated June 12, 2015 and Product Supplement dated June 15, 2015)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a quarterly contingent payment with respect to each quarterly determination date on which the closing levels of all the underlying indices are equal to or greater than 80% of their respective initial index levels, which we refer to as the coupon barrier levels. In addition, if the closing levels of all the underlying indices are equal to or greater than their respective call threshold levels on any determination date, the securities will be automatically redeemed or repaid at maturity, as applicable, for an amount per security equal to (i) the stated principal amount plus (ii) the contingent payment for that quarter. However, if on any determination date the closing level of any underlying index is less than its respective call threshold level, the securities will not be redeemed and if the closing level of any underlying index is less than its respective coupon barrier level, you will not receive any contingent payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment. Furthermore, if the final index level of any underlying index is below its respective downside threshold level on the final determination date, UBS will pay you a cash payment that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying index with the lowest underlying return as compared to the other underlying indices (the “worst performing underlying index”) over the term of the securities, and in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying index will result in few or no contingent payments and/or a loss of some and, in extreme situations, all of your initial investment even if the other underlying indices appreciate or have not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire approximately 5-year term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS

Issuer:	UBS AG, London Branch
Underlying indices:	Dow Jones Industrial Average™ Index (Bloomberg Ticker: “INDU”) Russell 2000® Index (Bloomberg Ticker: “RTY”) S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$5,802,600
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	July 17, 2015
Original issue date:	July 22, 2015 (3 business days after the pricing date)
Maturity date:	July 22, 2020 subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any of the determination dates other than the final determination date, the closing levels of all the underlying indices are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Contingent payment:

▪    If the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on any determination date, we will pay a quarterly contingent payment of $0.175 (equivalent to 7.00% per annum of the stated principal amount) per security on the related contingent payment date.

▪    If the closing level of any one underlying index is less than its respective coupon barrier level on any determination date, we will not pay a quarterly contingent payment with respect to that determination date.

Determination dates:	October 19, 2015, January 19, 2016, April 18, 2016, July 18, 2016, October 17, 2016, January 17, 2017, April 17, 2017, July 17, 2017, October 17, 2017, January 17, 2018, April 17, 2018, July 17, 2018, October 17, 2018, January 17, 2019, April 17, 2019, July 17, 2019, October 17, 2019, January 17, 2020, April 17, 2020 and July 17, 2020, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Determination Dates”, “ — Final Determination Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to July 17, 2020 as the final determination date.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the quarterly contingent payment, if any, with respect to the final determination date will be made on the maturity date.

Payment at maturity:	▪ If the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels and coupon barrier levels:	(i) the stated principal amount plus (ii) the contingent payment otherwise payable on the maturity date.
	▪ If the final index level of any underlying index is less than its respective downside threshold level and coupon barrier level:	a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

Underlying return:	The quotient, expressed as a percentage of the following formula: (final index level — initial index level) / initial index level
Initial index level:

18,086.45, which is the closing level of the Dow Jones Industrial AverageTM Index on the pricing date

1,267.092, which is the closing level of the Russell 2000® Index on the pricing date

2,126.64, which is the closing level of the S&P 500® Index on the pricing date

Worst performing underlying index:	The underlying index with the lowest underlying return as compared to the other underlying indices
Call threshold level:

18,086.45, which is equal to 100% of the initial index level of the Dow Jones Industrial Average™ Index

1,267.092, which is equal to 100% of the initial index level of the Russell 2000® Index

2,126.64, which is equal to 100% of the initial index level of the S&P 500® Index

Coupon barrier level:

14,469.16, which is equal to 80% of the initial index level of the Dow Jones Industrial Average™ Index

1,013.674, which is equal to 80% of the initial index level of the Russell 2000® Index

1,701.31, which is equal to 80% of the initial index level of the S&P 500® Index

Downside threshold level:

10,851.87, which is equal to 60% of the initial index level of the Dow Jones Industrial Average™ Index

760.255, which is equal to 60% of the initial index level of the Russell 2000® Index

1,275.98, which is equal to 60% of the initial index level of the S&P 500® Index

Final index level:	The closing level of each underlying index on the final determination date
CUSIP:	90275C391
ISIN:	US90275C3916
Listing:	The securities will not be listed on any securities exchange.
Calculation Agent:	UBS Securities LLC
Commissions and issue level:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	2.50%(a)	97.00%
+ 0.50%(b)
3.00%
Total	$5,802,600.00	$174,078.00	$5,628,522.00

(1)	UBS Securities LLC has agreed to purchase from UBS AG the securities at the price to public less a fee of $0.30 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.25 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is $9.593 for securities linked to the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index. The estimated initial value of the securities was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this pricing supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement, index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated June 15, 2015	Prospectus dated June 12, 2015
Pricing Supplement dated July 17, 2015

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

▪	Index Supplement dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222032/d941398d424b2.htm

▪	Product Supplement dated June 15, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222988/d941490d424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated June 12, 2015, references to the “index supplement” mean the UBS index supplement, dated June 12, 2015 and references to the “accompanying product supplement” mean the UBS product supplement “Contingent Income Auto-Callable Securities”, dated June 15, 2015.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

July 2015	Page 2

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Investment Summary

The Contingent Income Auto-Callable Securities due July 22, 2020 based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to earn a quarterly contingent payment, which will be an amount equal to $0.175 (equivalent to 7.00% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing levels or the final index levels, as applicable, of all the underlying indices are equal to or greater than 80% of their respective initial index levels, which we refer to as the coupon barrier levels. The contingent payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing levels of one or more of the underlying indices could remain below their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the closing levels of all the underlying indices are equal to or greater than their respective call threshold levels on any of the determination dates other than the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date. If the securities have not previously been redeemed and the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels, the payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise payable on the maturity date. However, if the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 60% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing some and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying indices.

July 2015	Page 3

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Key Investment Rationale

The securities offer the opportunity for investors to earn a quarterly contingent payment equal to $0.175 (equivalent to 7.00% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing levels or the final index levels, as applicable, of all the underlying indices are equal to or greater than 80% of their respective initial index levels, which we refer to as the coupon barrier levels. The securities may be redeemed prior to maturity for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the applicable contingent payment, and the payment at maturity will vary depending on the final index levels, as follows:

Scenario 1

On any of the determination dates other than the final determination date, the closing levels of all the underlying indices are equal to or greater than their respective call threshold levels.

▪    The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.

▪    Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2

The securities are not redeemed prior to maturity and the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels and coupon barrier levels.

▪    The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise payable on the maturity date.

▪    Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels. However, the final index level of at least one underlying index is less than its respective coupon barrier level.

▪    The payment due at maturity will be the stated principal amount.

▪    Investors will not participate in any appreciation of the underlying indices from their respective initial index level.

Scenario 4

The securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level and coupon barrier level.

▪    The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

▪    Investors will lose some and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose some and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment if any one underlying index is less than its respective coupon barrier level on a determination date. The securities will not be subject to an early redemption if any one underlying index is less than its respective call threshold level on a determination date. If the securities are not redeemed prior to the final determination date, you will lose some and, in extreme situations, all of your initial investment at maturity if any underlying index is below its respective downside threshold level.

July 2015	Page 4

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

▪

You can tolerate a loss of some or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.

▪

You believe the closing level of each of the underlying indices will be equal to or greater than their respective coupon barrier levels on each determination date and their respective downside threshold levels on the final determination date.

▪

You understand and accept that you will not participate in any appreciation in the level of the underlying indices and that any potential positive return is limited to the quarterly contingent payments.

▪	You can tolerate fluctuations in the level of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.

▪	You are willing to invest in the securities based on the contingent payment of $0.175 (equivalent to 7.00% per annum of the stated principal amount) per security.

▪	You are willing to forgo dividends paid on stocks comprising the underlying indices (the “index constituent stocks”) and you do not seek guaranteed current income from this investment.

▪

You are willing to invest in securities that may be redeemed prior to the maturity date and you are otherwise willing to hold such securities to maturity, a term of approximately 5 years, and accept that there may be little or no secondary market for the securities.

▪	You seek an investment with exposure to companies in the small capitalization segment as well as the large capitalization segment of the U.S. equity market.

▪

You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

▪

You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

▪	You require an investment designed to provide a full return of principal at maturity.

▪

You cannot tolerate a loss of some or all of your initial investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.

▪

You believe that the closing level of any underlying index will decline during the term of the securities and is likely to close below its respective coupon barrier level on each determination date and its respective downside threshold level on the final determination date.

▪	You seek an investment that participates in the full appreciation in the level of the underlying indices or that has unlimited return potential.

▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.

▪	You are unwilling to invest in the securities based on the contingent payment of $0.175 (equivalent to 7.00% per annum of the stated principal amount) per security.

▪	You prefer to receive the dividends paid on the index constituent stocks and you seek guaranteed current income from this investment.

▪

You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 5 years, or you seek an investment for which there will be an active secondary market for the securities.

▪	You do not seek an investment with exposure to companies in the small capitalization segment or the large capitalization segment of the U.S. equity market.

▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

July 2015	Page 5

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on Page 7.

July 2015	Page 6

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the cover of this pricing supplement):

Hypothetical Initial Index Level: Underlying Index A: Underlying Index B: Underlying Index C:	18000 1200 2000
Hypothetical Call Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	18000, which is 100% of the initial index level 1200, which is 100% of the initial index level 2000, which is 100% of the initial index level
Hypothetical Coupon Barrier Level: Underlying Index A: Underlying Index B: Underlying Index C:	14400, which is 80% of the initial index level 960, which is 80% of the initial index level 1600, which is 80% of the initial index level
Hypothetical Downside Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	10800, which is 60% of the initial index level 720, which is 60% of the initial index level 1200, which is 60% of the initial index level
Hypothetical Quarterly Contingent Payment:	$0.175 per security (equivalent to 7.00% per annum of the stated principal amount)

Stated Principal Amount:	$10.00 per security

In Example 1, the closing levels of the underlying indices fluctuate over the term of the securities and the closing levels of the underlying indices are equal to or greater than the hypothetical respective call threshold levels on one of the first nineteen determination dates. Because the closing levels of the underlying indices are equal to or greater than the respective call threshold levels on one of the first nineteen determination dates, the securities are automatically redeemed on the related contingent payment date. In Examples 2, 3 and 4, the closing level of at least one underlying index on each of the first nineteen determination dates is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

July 2015	Page 7

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

	Example 1					Example 2
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	19000 (at or above coupon barrier level; and call threshold level)	1300 (at or above coupon barrier level; and call threshold level)	2100 (at or above coupon barrier level and call threshold level)	—*	$10.175	12000 (below coupon barrier level and call threshold level)	800 (below coupon barrier level and call threshold level)	1600 (at or above coupon barrier level; below call threshold level)	$0	N/A
#2	N/A	N/A	N/A	N/A	N/A	11000 (below coupon barrier level and call threshold level)	1100 (at or above coupon barrier level; below call threshold level)	1200 (below coupon barrier level and call threshold level)	$0	N/A
#3	N/A	N/A	N/A	N/A	N/A	12500 (below coupon barrier level and call threshold level)	770 (below coupon barrier level and call threshold level)	1300 (below coupon barrier level and call threshold level)	$0	N/A
#4—#19	N/A	N/A	N/A	N/A	N/A	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	$0	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	15000 (at or above downside threshold level and coupon barrier level; below call threshold level)	1100 (at or above downside threshold level and coupon barrier level; below call threshold level)	1250 (at or above downside threshold level; below call threshold level and coupon barrier level)	$0	N/A
Payment at Maturity	N/A					$10.00
*	The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing levels for the underlying indices are equal to or greater than their respective call threshold levels and the securities are redeemed as a result.

▪

In Example 1, the securities are automatically redeemed following the first determination date as the closing levels of all underlying indices on the first determination date are equal to or greater than their respective call threshold levels. You receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $10.00 + $0.175 = $10.175

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Your total return per security in this example is $10.175 (a 1.75% total return on the securities).

▪

In Example 2, on each of the first nineteen determination dates, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect to any of those determination dates. Because the closing levels of all underlying indices are above their respective downside threshold levels on the final determination date, you receive the stated principal amount at maturity. However, because the closing level of one of the underlying indices is below its respective coupon barrier level on the final determination date, you do not receive a contingent payment on the maturity date.

In this example, you receive the stated principal amount per security, equal to a total payment of $10.00 per security at maturity. Your total return per security in this example is $10.00 (a 0.00% total return on the securities).

July 2015	Page 8

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

		Example 3					Example 4
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	12000 (below coupon barrier level and call threshold level)	800 (below coupon barrier level and call threshold level)	1700 (at or above coupon barrier level; below call threshold level)	$0	N/A	11000 (below coupon barrier level and call threshold level)	850 (below coupon barrier level and call threshold level)	1300 (below coupon barrier level and call threshold level)	$0	N/A
#2	13000 (below coupon barrier level and call threshold level)	1000 (at or above coupon barrier level; below call threshold level)	1600 (at or above coupon barrier level; below call threshold level)	$0	N/A	15000 (at or above coupon barrier level; below call threshold level)	750 (below coupon barrier level and call threshold level)	1250 (below coupon barrier level and call threshold level)	$0	N/A
#3	11000 (below coupon barrier level and call threshold level)	750 (below coupon barrier level and call threshold level)	1300 (below coupon barrier level and call threshold level)	$0	N/A	12000 (below coupon barrier level and call threshold level)	800 (below coupon barrier level and call threshold level)	1350 (below coupon barrier level and call threshold level)	$0	N/A
#4—#19	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	$0	N/A	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	$0	N/A
Final Determination Date	15000 (at or above downside threshold level and coupon barrier level)	1100 (at or above downside threshold level and coupon barrier level)	1650 (at or above downside threshold level and coupon barrier level)	—*	N/A	15000 (at or above downside threshold level and coupon barrier level)	480 (below coupon barrier level and downside threshold level)	1700 (at or above downside threshold level and coupon barrier level)	$0	N/A
Payment at Maturity		$10.175					$4.00

*	The final contingent payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final index level.

▪

In Example 3, on each of the first nineteen determination dates, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates. Because the closing levels of all the underlying indices are above their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10.00 + $0.175 = $10.175

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.175 per security at maturity. Your total return per security in this example is $10.175 (a 1.75% total return on the securities).

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▪

In Example 4, on each determination date throughout the term of the securities, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, because the final index level of one of the underlying indices on the final determination date is below its applicable downside threshold level, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return of the Worst Performing Underlying Index)

= $10.00 + ($10.00 × -60%)

= $4.00

In this example, because the final index level of the worst performing underlying index represents a 60.00% decline, you will receive a total cash payment per security equal to $4.00 (a 60.00% loss on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose some, and in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, UBS will pay you a cash payment that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index over the term of the securities.

The securities will not pay a contingent payment if the closing level of any underlying index is below its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is below its respective call threshold level on any determination date.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

July 2015	Page 10

Contingent Income Auto-Callable Securities due July 22, 2020

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪

Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying index.

▪

Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the levels of all of the underlying indices are equal to or greater than their respective downside threshold levels.

▪

You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing level of any of the underlying indices on any determination date is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such determination date. If the closing level of any of the underlying indices is less than its respective coupon barrier level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

▪

Your potential return on the securities is limited and you will not participate in any appreciation of the underlying indices. The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying indices. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable contingent payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the level of the worst performing underlying index even though you cannot participate in any appreciation in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.

▪

Higher contingent payment rates are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying indices reflects a higher expectation as of the pricing date that the final index level of any one of the underlying indices could be less than its respective downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. However, while the contingent payment rate is set on the pricing date, an underlying index’s volatility, and the correlation among the underlying indices, can change significantly over the term of the securities. The level of any one of the underlying indices for your securities could fall sharply, which could result in the loss of some or all of your initial investment.

▪

Reinvestment risk. The securities will be redeemed prior to maturity if the closing levels of all of the underlying indices are equal to or greater than their call threshold levels on any determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing level of any one of the underlying indices is less than its call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your securities. Because the call threshold level of each underlying index is equal to its respective initial index level, the securities will be redeemed early unless the closing level of at least one of the underlying indices is less than its respective initial index level on each determination date and the securities could be redeemed as early as the first contingent payment date, potentially limiting your investment to a term of approximately three months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

▪

Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

July 2015	Page 11

Contingent Income Auto-Callable Securities due July 22, 2020

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▪

Market risk. The return on the securities, which may be positive or negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.

▪

You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying indices. Poor performance by any one of the underlying indices over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying indices. Accordingly, your investment is subject to the market risk of each underlying index.

▪

Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will lose some or all of your initial investment. The risk that you will lose some or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the final index level of any underlying index will be less than its respective downside threshold level, and therefore it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the final index level of any underlying index is less than its respective downside threshold level is even greater.

▪	Fair value considerations.

¡

The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying indices, volatility of the underlying indices, the correlation among the underlying indices, expected dividends on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities.

¡

The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

¡

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

▪	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

July 2015	Page 12

Contingent Income Auto-Callable Securities due July 22, 2020

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¡

The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

¡

Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the correlation among the underlying indices; the volatility of the underlying indices; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

¡

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

▪

There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall. There can be no assurance that the closing levels of all of the underlying indices will be equal to or greater than their respective coupon barrier levels on any determination date, or, if not redeemed prior to maturity, that the final index levels of all the underlying indices will be equal to or greater than their respective downside threshold levels. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stocks. You should be willing to accept the risks associated with the relevant markets tracked by the underlying indices in general and the index constituent stocks in particular, and the risk of losing some or all of your initial investment.

▪

There are small-capitalization stock risks associated with the Russell 2000® Index. The securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded. In addition, small capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪

The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

July 2015	Page 13

Contingent Income Auto-Callable Securities due July 22, 2020

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▪

Changes affecting the underlying indices could have an adverse effect on the value of the securities. The policies of S&P Dow Jones Indices LLC, a division of The McGraw-Hill Companies, Inc., the sponsors of the Dow Jones Industrial Average™ Index and the S&P 500® Index and of the Frank Russell Company, the sponsor of the Russell 2000® Index (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of the securities.

▪

There is no affiliation between the respective index sponsors and UBS, and UBS is not responsible for any disclosure by such. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your securities. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of your securities.

▪

Potential UBS impact on price. Trading or transactions by UBS or its affiliates in any index constituent stocks and/or over the counter options, futures or other instruments with return linked to the performance of one or more of the underlying indices or the index constituent stocks, may adversely affect the levels of one or more of the underlying indices and, therefore, the market value of the securities.

▪

Potential conflict of interest. UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying indices or trading activities related to one or more underlying index or any index constituent stocks, which may present a conflict between the interests of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities based on observed closing levels of the underlying indices. The calculation agent can postpone the determination of the closing level or final index level of any underlying index (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on a determination date. As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels, downside threshold levels, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

▪

Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.

▪

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.

▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.

July 2015	Page 14

Contingent Income Auto-Callable Securities due July 22, 2020

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Information about the Underlying Indices

Dow Jones Industrial Average™ Index

We have derived all information contained in this pricing supplement regarding the Dow Jones Industrial Average™ Index (the ‘‘Dow Jones Index’’), including, without limitation, its composition, methods of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC, a division of The McGraw-Hill Companies, Inc. (“S&P Dow Jones Indices”), and/or its affiliates.

S&P Dow Jones Indices has no obligation to continue to publish the Dow Jones Index, and may discontinue publication of the Dow Jones Index at any time. The Dow Jones Index is determined, comprised and calculated by S&P Dow Jones Indices without regard to the securities.

The Dow Jones Index is a price-weighted index composed of 30 common stocks selected at the discretion of the Averages Committee. The Averages Committee is comprised of composed of three representatives of S&P Dow Jones Indices and two representatives of The Wall Street Journal. The Averages Committee selects the index components as the largest and leading stocks of the sectors that are representative of the U.S. equity market. The Dow Jones Index does not include producers of goods and services in the transportation and utilities industries. The Dow Jones Index serves as a measure of the entire U.S. market, including such sectors as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks. The Averaging Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The top ten index constituent stocks of the Dow Jones Index as of June 30, 2015, by weight, are: Goldman Sachs Group, Inc. (7.91%), Intl Business Machines Corp (6.16%), 3M Company (5.84%), The Boeing Company (5.25%), Apple Inc. (4.75%), UnitedHealth Group Incorporated (4.62%), The Walt Disney Company (4.32%), The Home Depot Inc. (4.21%), United Technologies Corporation (4.20%) and NIKE Inc B (4.09%). The 30 common stocks included in the Dow Jones Index include nine sectors based on the ten industries defined by the Industry Classification Benchmark. As of the June 30, 2015, the sectors comprising the Dow Jones Index are as follows (with the number of percentage currently included in such sectors indicated in parentheses): Financials (19.62%), Industrials (19.52%), Consumer Services (14.82%), Technology (14.77%), Health Care (11.74%), Consumer Goods (8.54%), Oil & Gas (6.80%), Basic Materials (2.42%) and Telecommunications (1.77%).

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Dow Jones Industrial Average™ Index.

Information as of market close on July 17, 2015:

Bloomberg Ticker Symbol:	INDU	52 Week High (on May 19, 2015):	18,312.39

Current Index Level:	18,086.45	52 Week Low (on October 16, 2014):	16,117.24

52 Weeks Ago (on July 17, 2014):	16,976.81

July 2015	Page 15

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 3, 2011 through July 17, 2015. The closing level of the underlying index on July 17, 2015 was 18,086.45. The associated graph shows the closing levels of the underlying index for each day from January 2, 2004 to July 17, 2015. The dotted lines represent the downside threshold level of 10,851.87, the coupon barrier level of 14,469.16 and the call threshold level of 18,086.45, which are equal to 60%, 80% and 100% of the closing level on July 17, 2015, respectively. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

Dow Jones Industrial Average™ Index	High	Low	Period End
2011
First Quarter	12,391.25	11,613.30	12,319.73
Second Quarter	12,810.54	11,897.27	12,414.34
Third Quarter	12,724.41	10,719.94	10,913.38
Fourth Quarter	12,294.00	10,655.30	12,217.56
2012
First Quarter	13,252.76	12,359.92	13,212.04
Second Quarter	13,279.32	12,101.46	12,880.09
Third Quarter	13,596.93	12,573.27	13,437.13
Fourth Quarter	13,610.15	12,542.38	13,104.14
2013
First Quarter	14,578.54	13,328.85	14,578.54
Second Quarter	15,409.39	14,537.14	14,909.60
Third Quarter	15,676.94	14,776.13	15,129.67
Fourth Quarter	16,576.66	14,776.53	16,576.66
2014
First Quarter	16,530.94	15,372.80	16,457.66
Second Quarter	16,947.08	16,026.75	16,826.60
Third Quarter	17,279.74	16,368.27	17,042.90
Fourth Quarter	18,053.71	16,117.24	17,823.07
2015
First Quarter	18,288.63	17,164.95	17,776.12
Second Quarter	18,312.39	17,596.35	17,619.51
Third Quarter (Through July 17, 2015)	18,120.25	17,515.42	18,086.45

July 2015	Page 16

Contingent Income Auto-Callable Securities due July 22, 2020

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Dow Jones Industrial Average™ Index — Daily Closing Levels

January 2, 2004 to July 17, 2015

July 2015	Page 17

Contingent Income Auto-Callable Securities due July 22, 2020

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Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“the Russell 2000 Index”) contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company.

The Frank Russell Company has no obligation to continue to publish the Russell 2000 Index, and may discontinue publication of the Russell 2000 Index at any time.

The Russell 2000 Index is published by the Frank Russell Company. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — Russell 2000 Index,” the Russell 2000 Index measures the composite price performance of the smallest 2,000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. The Russell 2000 Index value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

Information as of market close on July 17, 2015:

Bloomberg Ticker Symbol:	RTY	52 Week High (on June 23, 2015):	1,295.799

Current Index Level:	1,267.092	52 Week Low (on October 13, 2014):	1,049.303

52 Weeks Ago (on July 17, 2014):	1,133.602

July 2015	Page 18

Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 3, 2011 through July 17, 2015. The closing level of the underlying index on July 17, 2015 was 1,267.092. The associated graph shows the closing levels of the underlying index for each day from January 2, 2004 to July 17, 2015. The dotted lines represent the downside threshold level of 760.255, the coupon barrier level of 1,013.674 and the call threshold level of 1,267.092, which are equal to 60%, 80% and 100% of the closing level on July 17, 2015, respectively. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

Russell 2000® Index	High	Low	Period End
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter (Through July 17, 2015)	1,273.330	1,228.960	1,267.092

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Contingent Income Auto-Callable Securities due July 22, 2020

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Russell 2000® Index — Daily Closing Levels

January 2, 2004 to July 17, 2015

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Contingent Income Auto-Callable Securities due July 22, 2020

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S&P 500® Index

We have derived all information contained in this pricing supplement regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices and/or its affiliates.

S&P Dow Jones Indices has no obligation to continue to publish the S&P 500® Index, and may discontinue publication of the S&P 500® Index at any time. The S&P 500® Index is determined, comprised and calculated by S&P without regard to the Securities.

The S&P 500® Index is published by S&P Dow Jones Indices. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, the S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Ten main groups of companies comprise the S&P 500® Index, with the percentage weight of each group in the index as a whole as of June 30, 2015 indicated below: Information Technology (19.6%), Financials (16.6%), Health Care (15.4%), Consumer Discretionary (12.8%), Industrials (10.1%), Consumer Staples (9.4%), Energy (7.9%), Materials (3.1%), Utilities (2.8%) and Telecommunication Services (2.3%).

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the S&P 500® Index.

Information as of market close on July 17, 2015:

Bloomberg Ticker Symbol:	SPX	52 Week High (on May 21, 2015):	2,130.82

Current Index Level:	2,126.64	52 Week Low (on October 15, 2014):	1,862.49

52 Weeks Ago (on July 17, 2014):	1,958.12

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Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 3, 2011 through July 17, 2015. The closing level of the underlying index on July 17, 2015 was 2,126.64. The associated graph shows the closing levels of the underlying index for each day from January 2, 2004 to July 17, 2015. The dotted lines represent the downside threshold level of 1,275.98, the coupon barrier level of 1,701.31 and the call threshold level of 2,126.64, which are equal to 60%, 80% and 100% of the closing level on July 17, 2015, respectively. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

S&P 500® Index	High	Low	Period End
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter (Through July 17, 2015)	2,126.64	2,046.68	2,126.64

July 2015	Page 22

Contingent Income Auto-Callable Securities due July 22, 2020

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S&P 500® Index — Daily Closing Levels

January 2, 2004 to July 17, 2015

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Contingent Income Auto-Callable Securities due July 22, 2020

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This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

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Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:

Record date:

The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

If you are able to sell the securities in the secondary market on a determination date, the purchaser of the securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date. If you are able to sell your securities in the secondary market on the day following an determination date and before the applicable contingent payment date, you will be the record holder on the record date and therefore you shall be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-40 of the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying indices. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the sale, exchange, early redemption, or redemption on maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially from the treatment described above, as further described under ‘‘Supplemental U.S. Tax Considerations — Alternative Treatments’’ beginning on page PS-42 of the accompanying product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly in excess of any contingent payment and before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

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Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

The Internal Revenue Service (“IRS”) might, for example, assert that the securities should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) or that you should be required to recognize taxable gain (including ordinary income to the extent attributed to certain contingent coupons) on any rebalancing or rollover of the underlying indices.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice. Non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in the securities, including the possible application of 30% U.S. withholding tax in respect to the coupons.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA (as discussed below), we currently do not intend to withhold any tax on any contingent payments made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Gain from the sale or exchange of a security or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the index constituents), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments

July 2015	Page 26

Contingent Income Auto-Callable Securities due July 22, 2020

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or deemed payments made on the securities on or after January 1, 2016 that are treated as dividend equivalents for securities acquired on or after March 5, 2014. Under an IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying indices. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of FATCA are not currently clear. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if enacted, could have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there may be no interest payments over the entire term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

Furthermore, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

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Contingent Income Auto-Callable Securities due July 22, 2020

$5,802,600 Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Prospective purchasers of the securities are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 11 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.30 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.30 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.25 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this pricing supplement.

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Contingent Income Auto-Callable Securities due July 22, 2020

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Validity of the securities:

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

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